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                                                       EXHIBIT (a)(1)(J)




FOR IMMEDIATE RELEASE



                      REXAM ANNOUNCES EXPIRATION OF
               HART-SCOTT-RODINO ANTITRUST WAITING PERIOD

            London, England (May 10, 2000)--Rexam PLC announced today that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act expired yesterday with respect to its tender offer for all outstanding shares of common stock of American National Can Group, Inc.

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Contact:  Per Erlandsson, Rexam's Director of Corporate Communication, at
44 (0) 20-7227-4140.